Exhibit 25.1 _____________________________________________________________________________ SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________________ FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) _______________________________________________________ UMB BANK, NATIONAL ASSOCIATION (Exact name of Trustee as specified in its charter) 44-0201230 I.R.S. Employer Identification No. 1010 Grand Blvd. Kansas City, Missouri 64106 (Address of principal executive offices) (Zip Code) Mauri J. Cowen UMB BANK, NATIONAL ASSOCIATION 5555 San Felipe, Suite 870 Houston, Texas 77056 (713) 300-0586 (Name, address and telephone number of agent for service) VERITEX HOLDINGS, INC. (Issuer with respect to the Securities) Texas 20 -0973566 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 8214 Westchester Drive, Suite 800 75225 Dallas, Texas (Address of Principal Executive Offices) (Zip Code) Subordinated Debt Securities (Title of the Indenture Securities)

FORM T-1 Item 1. GENERAL INFORMATION . Furnish the following information as to the Trustee. a) Name and address of each examining or supervising authority to which it is subject. The Comptroller of the Currency Mid-Western District 2345 Grand Avenue, Suite 700 Kansas City, Missouri 64108 Federal Reserve Bank of Kansas City Federal Reserve P.O. Station Kansas City, Missouri 64198 Supervising Examiner Federal Deposit Insurance Corporation 720 Olive Street, Suite 2909 St. Louis, Missouri 63101 b) Whether it is authorized to exercise corporate trust powers. Yes Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None Items 3-15 Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee. Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification. 1. A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008). 2. Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008). 3. Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333- 74008). 4. Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5. A copy of each Indenture referred to in Item 4. Not applicable. 6. The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008). 7. Report of Condition of the Trustee as of September 30, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7. SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION , a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, State of Texas on the 19th of November, 2020. By: /s/ Mauri J. Cowen Mauri J. Cowen Sr. Vice President

Exhibit 7